EXCHANGE AND RIGHT TO SHARES AGREEMENT

This Exchange and Right to Shares Agreement, dated as of July 23, 2014 (this "Agreement") constitutes an agreement between NaturalNano, Inc. a Nevada corporation (the "Company") and Cape One Master Fund II LP (the "Subscriber").

WHEREAS, the Company issued to the Subscriber certain securities identified on Schedule A (the "Issued Securities").

WHEREAS, the Subscriber is exchanging the Issued Securities for 4,000,000,000 (pre-split) shares of the Company's common stock (the "Reserved Shares").

WHEREAS, in lieu of issuing the Reserved Shares, the Company and the Subscriber have agreed to enter into this Agreement whereby, subject to the terms and conditions set forth herein, from time to time, the Company shall be obligated to issue and the Subscriber shall have the right to the issuance of the Reserved Shares (the "Right").

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Exchange and Issuance of Reserved Shares.

Section 1.1 Exchange. Upon the execution of this agreement the Issued Securities are exchanged for the Reserved Shares. The issuance of the Reserved Shares shall occur as set forth below. The Subscriber agrees to return the original Issued Securities to the Company within 5 business days after the date of this Agreement. The Subscriber acknowledges that upon the execution of this Agreement the Issued Securities shall be cancelled and deemed satisfied in full. The Subscriber acknowledges that the Company does not have sufficient shares authorized to fully issue the Reserved Shares.

Section 1.2 Issuance of Right in Lieu of Share Issuance. In lieu of issuing the Reserved Shares to the Subscriber, the Company hereby grants the Right to the Subscriber. The Company and the Subscriber hereby agree that no additional consideration is payable in connection with the issuance of the Reserved Shares. The Subscriber acknowledges and agrees that the Company has no obligation to repay the Issued Securities to the Subscriber, or any assignee or successor to the Subscriber.

Section 1.3 Right of Issuance of Shares. Subject to the terms hereof, and after the completion of the Reverse Split (as defined below) the exercise of the Right may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Subscriber at the address of the Subscriber appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Issuance Form annexed hereto. Partial exercises of the Right resulting in issuances of a portion of the total number of Reserved Shares available hereunder shall have the effect of lowering the outstanding number of Reserved Shares purchasable hereunder in an amount equal to the applicable number of Reserved Shares issued. The Subscriber and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two (2) Business Days of receipt of such notice. **The Subscriber acknowledges and agrees that, by reason of the provisions of this paragraph, following the issuance of a portion of the Reserved Shares hereunder, the number of Reserved Shares available for issuance hereunder at any given time may be less than 2,800,000,000.**

Section 1.4 Charges, Taxes and Expenses. Issuance of certificates for Reserved Shares shall be made without charge to the Subscriber for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Subscriber. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

Section 1.5 Subscriber's Limitations. The Subscriber shall not have the right to exercise any portion of the Right, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, the Subscriber (together with the Subscriber's Affiliates, and any other Persons acting as a group together with the Subscriber or any of the Subscriber's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Subscriber and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Right with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Right beneficially owned by the Subscriber or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Subscriber or any of its Affiliates. The Company shall not be liable for any instruction received by the Subscriber. Except as set forth in the preceding sentence, for purposes of this Section 1.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Subscriber that the Company is not representing to the Subscriber that such calculation is in compliance with Section 13(d) of the Exchange Act and the Subscriber is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1.5 applies, the determination of whether the Right is exercisable (in relation to other securities owned by the Subscriber together with any Affiliates) and of which portion of the Right is exercisable shall be in the sole discretion of the Subscriber, and the submission of a Notice of Issuance shall be deemed to be the Subscriber's determination of whether the Right is exercisable (in relation to other securities owned by the Subscriber together with any Affiliates) and of which portion of the Right is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.5, in determining the number of outstanding shares of Common Stock, the Subscriber may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Subscriber, the Company shall within two Trading Days confirm orally and in writing to the Subscriber the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Subscriber or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right. The Subscriber, upon not less than 61 days' prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.5. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor assignee of this Agreement.

Section 1.6 Lockup. The Subscriber agrees not to sell, transfer or hypothecate any of the Reserved Shares until Alpha Capital Anstalt ("Alpha") shall have received $3,500,000 from the proceeds of sales of shares obtained upon conversion of notes issued by the Company and held by Alpha as of the date hereof ("Lockup Period"). Upon the expiration of the Lockup Period the Subscriber shall be allowed to sell the lesser of: (i) five percent (5%) of the daily trading volume of the Company's common stock; or

(ii) ten percent (10%) of the Reserved Shares in any calendar month. Alpha shall be a third party beneficiary of the obligations of this Section 1.6. No waiver or amendment of the terms of this Section 1.6 shall be effective without the consent of Alpha. Alpha shall have the right to enforce the terms of this Section 1.6 against the Company and Subscriber.

Section 2. Stock Dividends and Splits. The Subscriber acknowledges that the Company intends to complete a 400 for 1 reverse split of its common stock (the "Reverse Split") so that after the split the Reserved Shares will total 10,000,000 shares. If the Company, at any time while the Right exists: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 2 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Subscriber of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 3. Miscellaneous.

Section 3.1 No Rights as Stockholder Until Exercise. This Agreement does not entitle the Subscriber to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

Section 3.2 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 3.3 Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 3.4 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Subscriber shall operate as a waiver of such right or otherwise prejudice the Subscriber's rights, powers or remedies.

Section 3.5 Notices. Any notice, request or other document required or permitted to be given or delivered to the Subscriber by the Company shall be delivered in accordance with the notice provisions of the Assignment and Escrow Agreement date of even date herewith.

Section 3.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective

when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange and Right to Shares Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SUBSCRIBER

CAPE ONE MASTER FUND II LP

By: Reid Drescher
Its: Managing Member

COMPANY

NATURALNANO, INC.

By: Jim Wemmet
Its: CEO

Schedule A

All notes issued by the Company to Subscriber including but not limited to:

1.

NOTICE OF ISSUANCE

TO: NATURALNANO, INC.

(1) The undersigned hereby elects in accordance with the terms and conditions of the Exchange and Right to Shares Agreement, dated as of July 23, 2014 (the "Letter Agreement"), to exercise its Right to the issuance of ________ Reserved Shares of the NaturalNano, Inc. (the "Company") pursuant to the terms of the Letter Agreement, and tenders all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Reserved Shares in the name of the undersigned registered holder or in such other name as is specified below:

____

The Reserved Shares shall be delivered r by physical delivery of a certificate to:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Registered Holder: ________________________________
Signature of Authorized Signatory of Registered Holder: ________________________________
Name of Authorized Signatory: ________________________________
Title of Authorized Signatory: ________________________________
Date: ________________________________